EXHIBIT 99.3










The Board of Directors
Loyola Capital Corporation:

       We consent to incorporation by reference in Registration Statement No. 33-50387 on Form S- 3 of Crestar Financial Corporation of our report dated February 3, 1995, relating to the consolidated financial statements of financial condition of Loyola Capital Corporation and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the current report on Form 8-K dated November 17, 1995 of Crestar Financial Corporation. Our report refers to a change in accounting for income taxes.



                                            KPMG Peat Marwick LLP


Baltimore, Maryland
November 17, 1995